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                               EXHIBIT 10-29

                            ROCHESTER TEL GROUP
                    EMPLOYEES' RETIREMENT SAVINGS PLAN

                              Amendment No. 1


          Pursuant to Article XII the Plan is amended, effective
January 1, 1995, as follows:

          1. Section 1.11 is amended by adding the following parenthetical material following the word "wages" in the first sentence thereof:

          (including any differential associated with acting assignments, team leader or shift differential)

          2. Section 4.1 is amended by deleting the last sentence thereof and substituting in its place the following:

          All Participating Company contributions will be made in cash.

          3. Section 5.2 is amended by deleting the current provision in its entirety and substituting in its place the following:

          5.2 Investment of Company Contributions. Except as otherwise noted in Appendix B, all Participating Company contributions and the earnings thereon shall be invested initially in Company Stock. All amounts required to be invested initially in Company Stock shall remain in the Company Stock fund until the fifth anniversary of the date of investment (the "Restricted Period"). At the expiration of the five year period the Restricted Stock, including the reinvested earnings on the initial contributions, in a Participant's Account shall lose its investment restriction and may be invested by the Participant, pursuant to Section
               5.5 and any rules established thereunder, by the Committee in any other fund option or left in the Company Stock fund. Participating Company contributions not required to be invested initially in Company Stock may be invested in any fund option, including Company Stock, under the Plan.

          IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment on its behalf this 15th day of November, 1994.

                                   ROCHESTER TELEPHONE CORPORATION


                                   By /s/ Barbara J. LaVerdi
                                      -----------------------------
                                          Barbara J. LaVerdi
                                          Assistant Secretary